Exhibit 10.2

PROMISSORY NOTE

Principal Amount: $1,750,000.00	May 2, 2025

FOR VALUE RECEIVED, Algorhythm Holdings, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of SemiCab, Inc. a Delaware corporation (the “Noteholder”), the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable in accordance with the following schedule:

(i) $1,500,000 (the “Initial Repayment Amount”) shall be due and payable on the first anniversary of the date hereof (the “Initial Repayment Date”); and

(ii) The remaining $250,000 (the “Final Repayment Amount”) shall be due and payable on the 18-month anniversary of the date hereof (the “Final Repayment Date”).

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment. For the sake of clarity, whenever the Borrower prepays part, but not all, of the Loan and accrued interest thereon, the remaining principal balance of the Loan shall continue to accrue interest thereon until such time as it is repaid in accordance with the terms of this Note.

2. Interest.

(a) Interest Rate. Except as provided in Section 2(c), the principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to six percent (6%).

(b) Interest Payment Dates. Interest on the Initial Repayment Amount shall be payable in full on Initial Repayment Date, and Interest on the Final Repayment Amount shall be payable on the Final Repayment Date.

(c) Default Interest. If any amount payable hereunder (including inter alia, any unpaid interest) is not paid when due (without regard to any applicable grace period), such overdue amount shall bear interest at eight percent (8%).

(d) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, pro-rated for the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(e) Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

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3. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars on the date on which such payment is due. Such payments shall be made by cashier’s check, certified check, or wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.

4. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due; (ii) any interest on the Loan within five (5) days after the date such amount is due; or (iii) any other amount due hereunder within ten (10) days after such amount is due. The Noteholder shall not be required to make a call on the outstanding amount(s) and it is the Borrower’s sole obligation to pay such amounts when due.

(b) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

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5. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Section 4(b) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

6. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment)); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party may specify in writing from time to time:

(a) If to the Borrower:

Algorhythm Holding Inc.

Attention: Gary Atkinson, CEO

6301 NW 5th Way, Suite 2900

Fort Lauderdale, Fl 33309

E-mail: gatkinson@singingmachine.com

Facsimile: (954) 596-100

Telephone: (954) 596-2000

(b) If to the Noteholder:

SemiCab Inc.

Attention: Ajesh Kapoor, CEO

2876 Adams Oaks Ln

Marietta, GA 30062

E-mail: Ajesh.kapoor@semicab.com

Telephone: 877-796-7364

7. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

8. Disputes.

(a) Submission to Jurisdiction. The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of New York sitting in New York County, and in the United States District Court for the Southern District of New York, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in this Section 9(a) and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(b) Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

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9. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

10. Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

13. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

14. Right of Set-Off. The Borrower is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any amounts or obligations owed by any Indemnifying Party (as such term is defined in the Equity Purchase Agreement, as defined below) under Section 7.06(a) of that certain Equity Purchase Agreement, dated May 2, 2025, by and among Noteholder, the Borrower and SemiCab Holdings, LLC, a Nevada limited liability company (the “Equity Purchase Agreement”) to any Indemnified Party (as such term is defined in the Equity Purchase Agreement) against the Final Repayment Amount owed by the Borrower to Noteholder hereunder, provided that the Borrower gives the Noteholder advance written notice detailing the amounts intended for set off. Under no circumstances shall the Borrower be entitled to set-off and apply any such amounts against the Initial Repayment Amount.

15. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

16. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	Chief Executive Officer

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EXHIBIT [LETTER/NUMBER]

PAYMENTS ON THE LOAN

Date	Principal Amount Paid	Unpaid Principal Balance	Name of Person Making Notation

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